As filed with the Securities and Exchange Commission on January 19, 2007

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under the Securities Act of 1933

LIBERTY GLOBAL, INC.

(Exact Name of Registrant as Specified in its Charter)

12300 Liberty Boulevard
Delaware	Englewood, Colorado 80112	20-2197030
(State or Other Jurisdiction of Incorporation or Organization)	(Address of Principal Executive Offices) (Zip Code)	(I.R.S. Employer Identification No.)

LIBERTY GLOBAL 401(k) SAVINGS PLAN - PUERTO RICO

(Full title of plan)

LIBERTY MEDIA 401(k) SAVINGS PLAN - PUERTO RICO

(Former title of plan)

Elizabeth M. Markowski, Esq.

Liberty Global, Inc.

12300 Liberty Boulevard

Englewood, Colorado 80112

(303) 220-6600

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Jeffrey R. Kesselman Esq.

Sherman & Howard L.L.C.

633 17th Street, Suite 3000

Denver, CO 80202

(303) 297-2900

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)

Series A Common Stock, $.01 Par Value	15,000	$30.62	$459,300	$49

(1)                                  Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate amount of interests to be offered and sold pursuant to the Liberty Global 401(k) Savings Plan - Puerto Rico (the “Plan”).

(2)                                  Based upon the average of the high and low prices reported for Liberty Global, Inc. Series A common stock, par value $.01 per share, on the Nasdaq Global Select Market on January 16, 2007.

(3)                                  Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

This Registration Statement applies to additional shares of Series A common stock, par value $.01 per share, of the Registrant relating to the Registrant’s Liberty Global 401(k) Savings Plan – Puerto Rico (formerly known as Liberty Media 401(k) Savings Plan – Puerto Rico), for which Registration Statement on Form S-8 (File No. 333-125930) is effective.  The contents of Registrant’s Registration Statement on Form S-8 (File No. 333-125930) are hereby incorporated by reference, with the exception of the audited financial statements of PrimaCom AG, Mainz, which are an exhibit to the Liberty Global, Inc. Form 10-K/A (Amendment No. 1), as filed on June 30, 2006.

Item 8.            Exhibits.

Exhibit No.	Description

4.1

Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated June 15, 2005 (Commission File No.000-51360) (the “Merger 8-K”))

4.2	Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Merger 8-K)

4.3	Specimen Certificate for shares of Series A common stock, par value $.01 per share, of the Registrant (incorporated by reference to Exhibit 4.1 to the Merger 8-K)

5.1	Opinion of Sherman & Howard L.L.C.

23.1	Consent of KPMG LLP

23.2	Consent of KPMG AZSA & Co.

23.3	Consent of KPMG AZSA & Co.

23.4	Consent of Sibille (Formerly Finsterbusch Pickenhayn Sibille)

23.5	Consent of KPMG LLP

23.6	Consent of Ernst & Young Ltda.

23.7	Consent of KPMG LLP

23.8	PricewaterhouseCoopers Bedrijfsrevisoren bcvba

Exhibit No.	Description

23.9	Information regarding absence of consent of Arthur Andersen LLP

23.10	Consent of Anton Collins Mitchell LLP

23.11	Consent of KPMG LLP

23.12	Consent of Sherman & Howard L.L.C. (included in Exhibit 5.1)

24.1	Power of Attorney (begins on page II-4)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto, duly authorized, in the City of Englewood, County of Douglas, State of Colorado, on January 17, 2007.

LIBERTY GLOBAL, INC.

By:	/s/ Elizabeth M. Markowski
Name:	Elizabeth M. Markowski
Title:	Senior Vice President, General Counsel
and Secretary

Pursuant to the requirement of the Securities Act of 1933, the Plan Committee for the Liberty Global 401(k) Savings Plan – Puerto Rico has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, County of Douglas, State of Colorado, on January 17, 2007.

PLAN COMMITTEE

By:	/s/ Bernard G. Dvorak
Name:	Bernard G. Dvorak
Title:	Plan Committee Member

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Elizabeth M. Markowski, Bernard G. Dvorak and Michael T. Fries his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ John C. Malone	Chairman of the Board and
John C. Malone	Director	January 17, 2007

/s/ Michael T. Fries	President, Chief Executive
Michael T. Fries	Officer (Principal Executive	January 17, 2007
Officer) and Director

/s/ Charles H.R. Bracken	Senior Vice President and	January 17, 2007
Charles H.R. Bracken	Co-Chief Financial Officer
(Principal Financial Officer)

/s/ Bernard G. Dvorak	Senior Vice President and	January 17, 2007
Bernard G. Dvorak	Co-Chief Financial Officer
(Principal Accounting Officer)

/s/ John P. Cole	Director	January 17, 2007
John P. Cole

/s/ John W. Dick	Director	January 17, 2007
John W. Dick

/s/ Paul A. Gould	Director	January 17, 2007
Paul A. Gould

/s/ David E. Rapley	Director	January 17, 2007
David E. Rapley

/s/ Larry E. Romrell	Director	January 17, 2007
Larry E. Romrell

/s/ Gene W. Schneider	Director	January 17, 2007
Gene W. Schneider

/s/ J.C. Sparkman	Director	January 17, 2007
J.C. Sparkman

/s/ J. David Wargo	Director	January 17, 2007
J. David Wargo

Exhibit Index

Exhibit No.	Description

4.1

Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated June 15, 2005 (Commission File No.000-51360) (the “Merger 8-K”))

4.2	Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Merger 8-K)

4.3	Specimen Certificate for shares of Series A common stock, par value $.01 per share, of the Registrant (incorporated by reference to Exhibit 4.1 to the Merger 8-K)

5.1	Opinion of Sherman & Howard L.L.C.

23.1	Consent of KPMG LLP

23.2	Consent of KPMG AZSA & Co.

23.3	Consent of KPMG AZSA & Co.

23.4	Consent of Sibille (Formerly Finsterbusch Pickenhayn Sibille)

23.5	Consent of KPMG LLP

23.6	Consent of Ernst & Young Ltda.

23.7	Consent of KPMG LLP

23.8	PricewaterhouseCoopers Bedrijfsrevisoren bcvba

23.9	Information regarding absence of consent of Arthur Andersen LLP

23.10	Consent of Anton Collins Mitchell LLP

23.11	Consent of KPMG LLP

23.12	Consent of Sherman & Howard L.L.C. (included in Exhibit 5.1)

24.1	Power of Attorney (begins on page II-4)